Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES SECOND QUARTER 2017 RESULTS
- Second Quarter GAAP Diluted EPS of $0.41 and Non-GAAP Diluted EPS of $0.53
- Cabela’s CLUB® Avg. Receivables Grew 9.2%
- Consolidated Retail Comparable Store Sales Decreased 9.3%
- Merchandise Gross Margin Decreased 20 Basis Points to 32.7%

SIDNEY, Neb. (August 3, 2017) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for the second quarter fiscal 2017.

For the quarter, on a GAAP basis, total revenue decreased 4.2% to $890.4 million, revenue from retail store sales decreased 6.7% to $601.7 million, Internet and catalog sales decreased 3.9% to $135.7 million, and Financial Services revenue increased 9.0% to $147.2 million. For the quarter, comparable store sales decreased 9.3%.

For the quarter, net income decreased 24.9% to $28.3 million compared to $37.8 million in the year ago quarter, and earnings per diluted share were $0.41 compared to $0.55 in the year ago quarter. Adjusted for certain items, the Company reported second quarter net income of $36.7 million and earnings per diluted share of $0.53 as compared to net income of $40.8 million and earnings per diluted share of $0.59 in the year ago quarter. Second quarter 2017 GAAP results included impairment and restructuring charges and other items totaling a $0.12 reduction in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“Merchandise sales were challenging in the second quarter,” said Tommy Millner, Cabela’s Chief Executive Officer. “Since the fall election, we have continued to see a slowdown in firearms and shooting related categories. This slowdown was even more pronounced in the second quarter due to the impact of inventory liquidation by a major competitor who has filed for bankruptcy as well as the anniversary of a number of events from a year ago, including the Orlando tragedy in June of 2016. Additionally, similar to broader retail industry trends, we continued to experience softness in most hunting related categories. For the quarter, we were pleased with the excellent performance of our Cabela’s CLUB Visa program which continues to perform very well.”

For the quarter, consolidated comparable store sales decreased 9.3% and U.S. comparable store sales decreased 9.7% as compared to the same quarter a year ago. Firearms and shooting related products were responsible for nearly half of the overall comparable store sales decline. The decline in firearms and shooting related products was primarily attributable to several headwinds including the residual impact of the election and the anniversary of several tragedies a year ago.

Merchandise gross margin decreased by 20 basis points in the quarter to 32.7% compared to 32.9% in the same quarter a year ago. The small decrease was attributable to an increase in sales discounts and promotional activity.

The Cabela’s CLUB Visa program had another excellent quarter. For the quarter, growth in the average number of active credit card accounts was 1.6% and growth in average balance per active credit card account was 7.5% as compared to the same period a year ago. The average balance of credit card loans grew 9.2% to approximately $5.4 billion as compared to $5.0 billion in the year ago quarter. For the quarter, net charge-offs were 3.12%. Second quarter Financial Services revenue increased 9.0% over the year ago quarter. This increase was primarily driven by increases in interest and fee income, which was largely offset by increases in the provision for loan losses as well as interest expense.

“We are continuing to execute on initiatives that will lead to future revenue growth,” Millner said. “We are increasing our SKU count in high value lifetime guarantee products, increasing our drop ship assortments, reducing lead times for Cabela’s branded product, improving our firearms sales program, optimizing our Internet user experience and improving our selling culture in all channels. At the same time, we are continuing our focus on expense reductions by reviewing all business process, including indirect procurement and cost of goods sold.”

As a reminder, Cabela’s will not host a conference call with analysts and investors or provide guidance in connection with the results and does not plan to do so for future quarters while the acquisition of the Company by Bass Pro Shops is pending.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty omni-channel retailer of hunting, fishing, camping, shooting sports, and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Cabela’s offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “confident,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., a wholly owned subsidiary of Bass Pro Group, LLC, and the Company, including, without limitation, the receipt of regulatory approval; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments, or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers, and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners, and regulators to the announcement of the proposed merger; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing audits by tax authorities and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2016, and in subsequent filings), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Revenue:
Merchandise sales	$737,384	$786,203	$1,415,405	$1,506,118
Financial Services revenue	147,196	135,081	297,195	275,904
Other revenue	5,862	8,613	12,731	12,537
Total revenue	890,442	929,897	1,725,331	1,794,559
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	496,360	527,409	961,442	1,015,401
Cost of other revenue	515	4,138	1,545	4,291
Total cost of revenue (exclusive of depreciation and amortization)	496,875	531,547	962,987	1,019,692

Selling, distribution, and administrative expenses	335,693	329,682	663,550	658,871
Impairment and restructuring charges	829	959	3,236	3,931

Operating income	57,045	67,709	95,558	112,065

Interest expense, net	(7,689)	(8,285)	(15,365)	(17,516)
Other non-operating income, net	911	2,780	1,480	3,681

Income before provision for income taxes	50,267	62,204	81,673	98,230
Provision for income taxes	21,919	24,445	34,262	37,582
Net income	$28,348	$37,759	$47,411	$60,648

Earnings per basic share	$0.41	$0.55	$0.69	$0.89
Earnings per diluted share	$0.41	$0.55	$0.68	$0.88

Basic weighted average shares outstanding	68,914,407	68,388,426	68,777,332	68,168,772
Diluted weighted average shares outstanding	69,352,449	68,909,403	69,332,304	68,799,980

CABELA’S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	July 1, 2017	December 31, 2016	July 2, 2016
ASSETS
CURRENT
Cash and cash equivalents	$167,629	$263,825	$542,067
Restricted cash of the Trust	51,233	48,697	40,978
Accounts receivable, net	37,112	76,140	39,278
Credit card loans (includes restricted credit card loans of the Trust of $5,517,628, $5,661,101, and $5,114,711), net of allowance for loan losses of $120,474, $118,343, and $83,950	5,425,509	5,579,575	5,062,226
Inventories	863,834	860,360	888,209
Prepaid expenses and other current assets	128,235	132,250	122,139
Income taxes receivable	52,555	75,731	60,180
Total current assets	6,726,107	7,036,578	6,755,077
Property and equipment, net	1,785,999	1,807,209	1,839,451
Deferred income taxes	—	—	28,417
Other assets	124,087	127,037	142,314
Total assets	$8,636,193	$8,970,824	$8,765,259

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $34,869, $41,132, and $28,667	$270,921	$347,784	$253,488
Gift instruments, credit card rewards, and loyalty rewards programs	372,740	387,865	353,570
Accrued expenses and other liabilities	147,945	172,744	165,610
Time deposits	252,358	177,015	187,324
Current maturities of secured variable funding obligations of the Trust	1,395,000	420,000	—
Current maturities of secured long-term obligations of the Trust, net	—	1,104,685	1,359,032
Current maturities of long-term debt	8,131	79,677	68,461
Total current liabilities	2,447,095	2,689,770	2,387,485
Long-term time deposits	846,709	991,842	1,009,549
Secured long-term obligations of the Trust, less current maturities, net	2,467,787	2,466,576	2,466,054
Long-term debt, less current maturities, net	654,569	671,509	842,728
Deferred income taxes	6,449	7,288	—
Other long-term liabilities	137,737	132,240	134,349

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020 shares for all periods	716	716	716
Outstanding – 68,929,479, 68,502,256, and 68,465,082 shares
Additional paid-in capital	368,126	384,353	372,994
Retained earnings	1,846,220	1,798,809	1,712,510
Accumulated other comprehensive loss	(33,480)	(45,922)	(32,788)
Treasury stock, at cost – 2,665,541, 3,092,764, and 3,129,938 shares	(105,735)	(126,357)	(128,338)
Total stockholders’ equity	2,075,847	2,011,599	1,925,094
Total liabilities and stockholders’ equity	$8,636,193	$8,970,824	$8,765,259

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Components of Total Consolidated Revenue:
Merchandise sales	$737,384	$786,203	$1,415,405	$1,506,118
Financial Services revenue	147,196	135,081	297,195	275,904
Other revenue	5,862	8,613	12,731	12,537
Total consolidated revenue as reported	$890,442	$929,897	$1,725,331	$1,794,559

As a Percentage of Total Consolidated Revenue:
Merchandise sales	82.8%	84.6%	82.0%	83.9%
Financial Services revenue	16.5	14.5	17.2	15.4
Other revenue	0.7	0.9	0.8	0.7
Total	100.0%	100.0%	100.0%	100.0%

Operating Income (Loss) by Segment:
Merchandising	$(4,414)	$18,024	$(34,485)	$1,629
Financial Services	61,459	49,685	130,043	110,436
Total consolidated operating income as reported	$57,045	$67,709	$95,558	$112,065

Operating Income (Loss) by Segment as a Percentage of Segment Revenue:
Merchandising segment operating loss	(0.6)%	2.3%	(2.4)%	0.1%
Financial Services segment operating income	43.4	38.3	45.3	41.6
Total operating income as a percentage of total revenue	6.4	7.3	5.5	6.2

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Interest and fee income	$171,938	$141,180	$336,582	$280,928
Interest expense	(27,283)	(20,929)	(53,603)	(40,802)
Provision for loan losses	(45,246)	(32,404)	(76,332)	(55,224)
Net interest income, net of provision for loan losses	99,409	87,847	206,647	184,902
Non-interest income:
Interchange income	105,792	104,841	200,158	199,837
Other non-interest income	959	875	1,716	1,545
Total non-interest income	106,751	105,716	201,874	201,382
Less: Customer rewards costs	(58,964)	(58,482)	(111,326)	(110,380)
Financial Services revenue as reported	$147,196	$135,081	$297,195	$275,904

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Interest and fee income	12.7%	11.4%	12.4%	11.4%
Interest expense	(2.0)	(1.7)	(2.0)	(1.7)
Provision for loan losses	(3.3)	(2.6)	(2.8)	(2.2)
Interchange income	7.8	8.4	7.4	8.1
Other non-interest income	—	0.1	0.1	0.1
Customer rewards costs	(4.3)	(4.7)	(4.1)	(4.5)
Financial Services revenue as reported	10.9%	10.9%	11.0%	11.2%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following table show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	July 1, 2017	July 2, 2016	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$5,423,286	$4,964,603	$458,683	9.2%
Average number of active credit card accounts	2,074,159	2,041,783	32,376	1.6
Average balance per active credit card account (1)	$2,615	$2,432	$183	7.5
Purchases on credit card accounts, net	5,510,132	5,419,361	90,771	1.7
Net charge-offs on credit card loans (1)	42,339	26,490	15,849	59.8
Net charge-offs as a percentage of average credit card loans (1)	3.12%	2.13%	0.99%
(1) Includes accrued interest and fees

	Six Months Ended
	July 1, 2017	July 2, 2016	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$5,412,522	$4,916,180	$496,342	10.1%
Average number of active credit card accounts	2,074,465	2,033,919	40,546	2.0
Average balance per active credit card account (1)	$2,609	$2,417	$192	7.9
Purchases on credit card accounts, net	10,389,328	10,245,980	143,348	1.4
Net charge-offs on credit card loans (1)	85,291	53,863	31,428	58.3
Net charge-offs as a percentage of average credit card loans (1)	3.15%	2.19%	0.96%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) consulting fees and certain expenses primarily related to our corporate restructuring initiative and the pending merger; (ii) a charge recognized pursuant to a lawsuit settlement; (iii) charges related to the early extinguishment of certain certificates of deposit; (iv) impairment and restructuring charges; and (v) an adjustment to the provision for income taxes for nondeductible expenses primarily to facilitate the acquisition of the Company. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for year-over-year comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	July 1, 2017			July 2, 2016
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$335,693	$(10,538)	$325,155	$329,682	$(4,592)	$325,090
Impairment and restructuring charges (3)	$829	$(829)	$—	$959	$(959)	$—
Operating income (2) (3)	$57,045	$11,367	$68,412	$67,709	$5,551	$73,260
Income before provision for income taxes	$50,267	$11,367	$61,634	$62,204	$5,074	$67,278
Provision for income taxes (4)	$21,919	$2,993	$24,912	$24,445	$1,994	$26,439
Net income	$28,348	$8,374	$36,722	$37,759	$3,080	$40,839
Earnings per diluted share	$0.41	$0.12	$0.53	$0.55	$0.04	$0.59

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Six Months Ended
	July 1, 2017			July 2, 2016
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$663,550	$(19,766)	$643,784	$658,871	$(12,095)	$646,776
Impairment and restructuring charges (3)	$3,236	$(3,236)	$—	$3,931	$(3,931)	$—
Operating income (2) (3)	$95,558	$23,002	$118,560	$112,065	$16,026	$128,091
Income before provision for income taxes	$81,673	$23,002	$104,675	$98,230	$15,549	$113,779
Provision for income taxes (4)	$34,262	$6,081	$40,343	$37,582	$5,949	$43,531
Net income	$47,411	$16,921	$64,332	$60,648	$9,600	$70,248
Earnings per diluted share	$0.68	$0.25	$0.93	$0.88	$0.14	$1.02

(footnotes follow on the next page)

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Consists of the following for the respective periods:

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Consulting fees and certain other expenses primarily related to the Company’s corporate restructuring initiative and the pending merger	$10,538	$4,592	$18,423	$8,245
Charge related to a lawsuit settlement	—	—	—	3,850
Charges related to the early extinguishment of certain certificates of deposit	—	—	1,343	—
	$10,538	$4,592	$19,766	$12,095

(3)	Consists of the following for the respective periods:

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Charges for employee severance agreements and termination benefits related to our corporate restructuring and reduction in the number of personnel	$766	$505	$2,269	$3,336
Impairment losses on other property	—	—	904	141
Accumulated amortization of deferred grant income relating to fair value adjustments on economic development bonds	63	—	63	—
Impairment losses on property, equipment, and other assets	—	454	—	454
	$829	$959	$3,236	$3,931

(4)
For all periods presented, reflects the estimated provision for income taxes on the non-GAAP adjusted income before provision for income taxes. In addition, for the three and six months ended July 1, 2017, reflects an adjustment of $1,315 and $2,673 to the provision for income taxes for nondeductible expenses to facilitate the acquisition of the Company. The effective income tax rate used for the non-GAAP financial measures was 40.4% and 39.3%, for the three months ended July 1, 2017, and July 2, 2016, and 38.5% and 38.3%, for the six months ended July 1, 2017, and July 2, 2016, respectively. A reconciliation impacting the provision for income taxes follows:

	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Provision for income taxes calculated on the non-GAAP adjustments excluding the impact of the nondeductible expenses to facilitate the acquisition of the Company	$4,308	$1,994	$8,754	$5,949
Adjustment to the provision for income taxes for nondeductible expenses to facilitate the acquisition of the Company	(1,315)	—	(2,673)	—
Provision for income taxes on non-GAAP adjustments	$2,993	$1,994	$6,081	$5,949